UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2020

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact Name of Registrant Specified in Charter)

Delaware	001-35780	80-0188269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Talcott Avenue Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.001 par value per share	BFAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2020, Bright Horizons Family Solutions LLC (the “Borrower”), a wholly-owned indirect subsidiary of Bright Horizons Family Solutions Inc. (the “Company”), entered into a Fourth Amendment to Credit Agreement (the “Amendment”), by and among the Borrower, Bright Horizons Capital Corp., the Lenders party thereto, the Fourth Amendment Incremental Revolving Credit Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer (each term as defined in the Amendment).

The Amendment amends the Borrower’s Credit Agreement, dated as of January 30, 2013, by and among the Borrower, Bright Horizons Capital Corp., JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, the Lenders and other parties party thereto from time to time (as amended and restated by the Incremental and Amendment and Restatement Agreement, dated as of November 7, 2016 and as further amended by the Amendment Agreement, dated as of May 8, 2017, the Amendment to Credit Agreement, dated as of November 30, 2017 and the Third Amendment to Credit Agreement, dated as of May 31, 2018, the “Credit Agreement”).

The Amendment amends the Credit Agreement to, among other things, increase the revolving credit commitments under the Credit Agreement from $225,000,000 to $385,000,000, modify the interest rate applicable to borrowings under the revolving credit commitments from a range of 50 to 75 basis points over the Base Rate (as defined in the Credit Agreement) or a range of 150 to 175 basis points over the Eurocurrency Rate (as defined in the Credit Agreement) to a range of 50 to 125 basis points over the Base Rate or 150 to 225 basis points over the Eurocurrency Rate, and modify the unused commitment fee applicable to the revolving credit commitments from a range of 30 to 32.5 basis points to a range of 30 to 50 basis points. In addition, the Amendment modifies the financial covenant applicable to the revolving credit lenders for the following four fiscal quarters by requiring the Borrower, in lieu of complying with a maximum first lien net leverage ratio of 4.50 to 1.00, to comply with a maximum first lien gross leverage ratio of 6.00 to 1.00 for the fiscal quarter ending June 30, 2020, 7.50 to 1.00 for the fiscal quarter ending September 30, 2020, 8.00 to 1.00 for the fiscal quarter ending December 31, 2020 and 7.50 to 1.00 for the fiscal quarter ending March 31, 2021. Beginning with the fiscal quarter ending June 30, 2021, the Borrower will be required to comply with its previous maximum first lien net leverage ratio of 4.25 to 1.00.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01, and should be read together with the Credit Agreement, which is filed as Exhibits 10.3.1, 10.3.2, 10.33, 10.34 and 10.35 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth, or incorporated by reference, in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1

Fourth Amendment to Credit Agreement, dated as of April 24, 2020, by and among Bright Horizons Family Solutions LLC, Bright Horizons Capital Corp., the Lenders party thereto, the Fourth Amendment Incremental Revolving Credit Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:	/s/ Elizabeth Boland
Name:	Elizabeth Boland
Title:	Chief Financial Officer

Date: April 27, 2020